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Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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MUNDER SERIES TRUST
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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MUNDER TECHNOLOGY FUND
WE NEED YOUR HELP!
March 24, 2010
Dear Valued Shareholder:
Today the special meeting of shareholders of the Munder Technology Fund — your investment — had to be adjourned for a second time because not enough shareholders have voted. In order for the proposed merger into the Munder Growth Opportunities Fund to be acted on, at least 50% of the Munder Technology Fund’s outstanding shares must be voted. To date, over 90% of the votes cast have been in favor of the proposal, but without more shareholders participating in the vote, the merger cannot go through. If you have not yet cast your vote, please vote today to help us avoid the expense of additional mailings and other solicitation efforts.
Our records indicate that you are a record date shareholder and your vote has not yet been received. If you have not yet voted, please cast a vote FOR, AGAINST or ABSTAIN so that regardless of how you choose to vote on the proposal, your shares will be represented at the adjourned meeting on April 7th.
Enclosed you will find another copy of your proxy ballot which lists the proposal to be voted on and the voting options set up to help you conveniently cast your vote. If you have cast your proxy vote since this letter was mailed, we thank you sincerely for your participation. If you have not yet cast your vote, please do so today. You may feel that you do not own enough shares to make a difference, but the Fund has thousands of other investors just like you. Therefore, every vote registered is extremely important to the outcome.
Sincerely,
James V. FitzGerald
President
Munder Series Trust

If you need another copy of the proxy statement, have any proxy-related questions, or want to vote your proxy by phone, please call 1-800-331-7487 for assistance. Thank you in advance for your participation.
Munder Funds • 480 Pierce Street • Birmingham, MI 48009

MUNDER TECHNOLOGY FUND
WE NEED YOUR HELP!
March 24, 2010
Dear Valued Shareholder:
Today the special meeting of shareholders of the Munder Technology Fund – your investment – had to be adjourned for a second time because not enough shareholders have voted. In order for the proposed merger into the Munder Growth Opportunities Fund to be acted on, at least 50% of the Munder Technology Fund’s outstanding shares must be voted. To date, over 90% of the votes cast have been in favor of the proposal, but without more shareholders participating in the vote, the merger cannot go through. If you have not yet cast your vote, please vote today to help us avoid the expense of additional mailings and other solicitation efforts.
Our records indicate that you are a record date shareholder and your vote has not yet been received. If you have not yet voted, please cast a vote FOR, AGAINST or ABSTAIN so that regardless of how you choose to vote on the proposal, your shares will be represented at the adjourned meeting on April 7th.
Enclosed you will find another copy of your proxy ballot which lists the proposal to be voted on and the voting options set up to help you conveniently cast your vote. If you have cast your proxy vote since this letter was mailed, we thank you sincerely for your participation. If you have not yet cast your vote, please do so today. You may feel that you do not own enough shares to make a difference, but the Fund has thousands of other investors just like you. Therefore, every vote registered is extremely important to the outcome.
Sincerely,

James V. FitzGerald
President
Munder Series Trust

If you need another copy of the proxy statement or have any proxy-related questions, please call 1-800-331-7487 for assistance. Thank you in advance for your participation.
Munder Funds • 480 Pierce Street • Birmingham, MI 48009